United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date or Report (Date of earliest event reported):  June 28, 2006

ePlus inc.
(Exact name of registrant as specified in its charter)

             Delaware   54-1817218
(State or other jurisdiction of        (I.R.S. Employer
incorporation or organization)        Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On June 27, 2006, the Audit Committee of the Board of Directors (the "Audit Committee") of ePlus inc. (the "Company") concluded, in consultation with and upon the recommendation of the Company’s management, that the Company’s previously issued financial statements contained in the Annual Report on Form 10-K for the year ended March 31, 2005 will be restated to correct certain errors contained therein. Accordingly, such financial statements and the related report from our independent registered public accountants should no longer be relied upon. The restated financial data for the year ended March 31, 2005 and March 31, 2004, will be included in the March 31, 2006 Annual Report on Form 10-K to be filed. Additionally, the Company will restate its fiscal year 2006 quarterly financial statements in its fiscal year 2007 prospective filings on Form 10-Q.

In connection with the preparation of the consolidated financial statements for the year ended March 31, 2006, the Company determined that its previously issued financial statements needed to be restated in connection with the presentation of dealer floor plan financing agreements. The restatement is expected to have no effect on the Company’s revenue, earnings or debt levels. Historically, we classified the cash flows from our floor plan financing agreements in operating activities in the consolidated statements of cash flows. We believed the floor plan facility was in essence an outsourced accounts payable function and, therefore, considered the payments made by the Company's floor plan facility to its suppliers as cash paid to suppliers under Financial Accounting Standards No. 95, "Statement of Cash Flows." Management has now determined that when an unaffiliated finance company remits payments to our suppliers on behalf of the Company, the Company should show this transaction as a financing cash inflow and an operating cash outflow. In addition, when the Company repays the financing company, the Company should present this transaction as a financing cash outflow. As a result, the Company is now classifying these cash payments to our suppliers from an unaffiliated financing company as financing activities in the consolidated statements of cash flows. In addition, the restatement includes a separate line item on the consolidated balance sheet for the accounts payable related to the floor plan financing agreements which had previously been included in accounts payable-trade. We have discussed the restatement with the Audit Committee of the Board of Directors and our independent registered public accounting firm, Deloitte & Touche, LLP. We are working with the Audit Committee to identify and implement corrective actions, where required, to improve the effectiveness of our internal controls.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits
99.1 Press Release dated June 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:        June 28, 2006

      EPLUS INC.

By:     /s/ STEVEN J. MENCARINI
      Steven J. Mencarini
      Chief Financial Officer